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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K
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                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  December 17, 1996

                          CONTINENTAL CAN COMPANY, INC.
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             (Exact name of registrant as specified in its charter)
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
      DELAWARE                    1-6690                             11-2228114
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  (State of incorporation)        Commission File Number     (I.R.S. Employer Identification No.)

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   One Aerial Way, Syosset, New York                                      11791
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  (Address of principal executive offices)                             Zip Code

  (Registrant's telephone number, including area code) (516) 822-4940
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ITEM 5. OTHER EVENTS

On December 17, 1996, the Company's subsidiary, Plastic Containers, Inc. sold $125,000,000 in principal amount of its new 10% Senior Secured Notes due 2006 in a private transaction arranged by Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Societe Generale Securities Corp.

PCI also successfully completed its tender offer for its outstanding 10 3/4% Senior Secured Notes, of which $104,700,000 are outstanding; tenders of $101,715,000 principal amount of the 10 3/4% Senior Secured Notes were tendered and have been accepted for payment, and funds sufficient to retire the $2,985,000 principal amount of the 10 3/4% Senior Secured Notes which remained outstanding after the tender offer have been deposited with the trustee for the 10 3/4% Senior Secured Notes.

Continental Plastic Containers, Inc., a wholly owned subsidiary of PCI, simultaneously entered into a sale-leaseback agreement with other financial institutions pursuant to which it received proceeds of approximately $40.6 million.

Of the amount refinanced, $30 million has been lent by PCI to the Company for the purchase of an additional 34% of PCI, of which 29% has already been acquired. The additional 5% will be acquired on December 31, 1996 bringing the Company's ownership to 84% of PCI.

                                   SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CONTINENTAL CAN COMPANY, INC.
                                         (REGISTRANT)



                                  By:  /s/ Abdo Yazgi
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                                      Abdo Yazgi
                                      Executive Vice President
DATED:   December 18, 1996